UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential — For Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
☒	Definitive Information Statement

CREDEX CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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CREDEX CORPORATION

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(561) 651-4160

June 21, 2022

TO THE STOCKHOLDERS OF CREDEX CORPORATION:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share, of Credex Corporation, a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of a holder of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To amend and restate the Company’s current Restated Articles of Incorporation, as amended (“Amend the Articles”);
2.	To increase the number of authorized shares of common stock from 100,000,000 to 250,000,000 (“Increase Shares”); and
3.	To create 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share (“Create Preferred”, together with Amend the Articles and Increase Shares, the “Corporate Actions”).

The purpose of the Information Statement is to notify our stockholders that on March 25, 2022, a stockholder holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Florida law and our articles of incorporation and bylaws currently in effect. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our common stock of record at the close of business on March 25, 2022 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed on or about June 21, 2022 to our holders of common stock of record as of March 25, 2022. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Nevada law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING

FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

June 21, 2022	By Order of the Board of Directors of
CREDEX CORPORATION

/s/ Robin H. McVey
Robin H. McVey
Chief Executive Officer and Director

CREDEX CORPORATION

1881 General George Patton Drive, Suite 107

Franklin, TN 37067

(561) 651-4160

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about June 21, 2022, to all holders of record on March 25, 2022 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of Credex Corporation, a Florida corporation (“Credex” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of the holder of a majority of the voting power of Credex’s issued and outstanding capital stock (the “Approving Stockholder”):

1.	To amend and restate the Company’s current Restated Articles of Incorporation, as amended (“Amend the Articles”);
2.	To increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 (“Increase Shares”); and
3.	To create 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share (“Create Preferred”, together with Amend the Articles and Increase Shares, the “Corporate Actions”).

On March 25, 2022, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Florida law and our bylaws. On March 25, 2022, the Approving Stockholder approved, by written consent, the Corporate Actions. The Approving Stockholder, The Cannabis Depot Holding Corp. is controlled by Lawrence Taube, the acting Chief Financial Officer and a director of Credex. As of the Record Date, the Approving Stockholder holds 58,492,500 shares of Common Stock, representing 84.58% of the outstanding Common Stock.

Since the Board and the holder of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken and you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future. We expect that each of the Corporate Actions will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon either or both of the Corporate Actions for any reason at any time prior to the effective date of the respective Corporate Action.

The Company’s Common Stock has been assigned the OTC symbol “CRDX.” However, no sales of our Common Stock have been reported.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 100,000,000 shares of Common Stock. As of the Record Date, there were 69,159,114 shares of Common Stock issued and outstanding, held by approximately 24 holders of record. Holders of our Common Stock are entitled to one vote per share. The Approving Stockholder holds 58,492,500 shares of Common Stock. Accordingly, the Approving Stockholder 84.58% of the vote of our outstanding Common Stock.

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EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 607.040 of the Florida Business Corporation Act, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Corporate Actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the Corporate Actions.

The Corporate Actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders. Our Board retains the authority to abandon the Corporate Actions for any reason at any time prior to the Effective Date.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS

INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF

INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1—AMEND AND RESTATE THE ARTICLES OF INCORPORATION

Summary

Our Board of Directors’ primary reason for approving and recommending the Amended and Restated Articles of Incorporation (“A&R Articles”), is to add governing provisions about topics that previously were not addressed in the current Restated Articles of Incorporation, as amended (“Prior Articles”), which addition is in the best interests of our company and its stockholders. Our Board of Directors believes that adopting the A&R Articles will more clearly define the powers of the Company and relationship between the stockholders and the Company.

A table comparing and contrasting certain provisions of the A&R Articles with the Prior Articles appears below. The term “Not Addressed” in the table below is used in cases where the Prior Articles or A&R Articles do not directly address the identified topic. In such instances, provisions of law relevant to the identified topic would control.

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	Provision of Prior Articles	Provision of A&R Articles
Registered Office and Agent

The street address of the registered office of the Company shall be 454 Treemont Drive, Orange City, FL 32763.

The name of the initial registered agent of the Company at that address is Richard R. Cook. The mailing address of the Company shall be 454 Treemont Drive, Orange City, FL 32763.

The principal office address of the Company is 1881 General George Patton Drive, Suite 107, Franklin, TN 37067, or such other address as the Board shall from time to time select.

The name and address of the registered agent of the Company in the State of Florida is Corporate Creations Network Inc., 801 US Highway 1, North Palm Beach, FL 33408, or such other agent and address as the Board shall from time to time select.

Term	Perpetual	Perpetual
Purpose and Business	The Company may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory, or nation.	The purpose of the Company is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Florida Business Corporation Act (“FBCA”).
Capital Stock	The maximum number of shares of stock that the Company is authorized to have outstanding at any one time is 100,000,000 shares of common stock, par value of $0.001 per share.	The total number of shares of all classes of stock, which the Company shall have authority to issue shall be 250,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value of $0.001 per share (the “Preferred Stock”).
Common Stock Preemptive Rights	Not Addressed	No shareholders of the Company holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Company.
Voting Rights and Powers	Not Addressed	With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of the Common Stock standing in his/her name. The Common Stock shall, together as a class, be entitled to receive the net assets of the Company upon dissolution.
Cash Dividends	Not Addressed	Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Company legally available therefore.
Non-Cash Dividends and Distributions	Not Addressed	The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

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	Provision of Prior Articles	Provision of A&R Articles
Other Classes of Dividends and Distributions	Not Addressed	Shares of one class or series may be issued as a share dividend in respect of shares of another class or series.
Other Rights	Not Addressed	Except as otherwise required by the FBCA and as may otherwise be provided in A&R Articles, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.
Preferred Stock	Not Addressed	The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board.
Issuance of Common Stock and Preferred Stock	Not Addressed	The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in the A&R Articles for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock.
Cumulative Voting	Not Addressed	Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of shareholders of the Company.
One Voting Class	Not Addressed	Except as otherwise required by the FBCA, the A&R Articles, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Company shall vote together as one class on all mattes submitted to a vote of the shareholders of the Company; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.
Voting Limitation	Not Addressed	Except as otherwise required by law or provided in these Articles of Incorporation, holders of Common Stock or any other class or series of Preferred Stock shall not be entitled to vote on any amendment to the A&R Articles (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding other class or series of Preferred Stock if the holders of such other affected class or series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such class or series of Preferred Stock, to vote thereon by law or pursuant to these Articles of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

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	Provision of Prior Articles	Provision of A&R Articles
Bylaws	Not Addressed	The Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Company. The bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the shareholders of the Company, but only by the affirmative vote of the holders of not less than 51% of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.
Board of Directors; Term	The Company shall have four directors initially. Four individuals were identified as the initial directors.	The exact number of directors shall be fixed from time to time by the Board pursuant to resolution adopted by a majority of the full Board. Directors need not be shareholders. Each director shall serve until their successor is elected and qualified or until his death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Board Vacancies	Not Addressed	Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board and the shareholders may not fill such vacancy. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.
Director Removal	Not Addressed	Any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any shareholder vote.

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	Provision of Prior Articles	Provision of A&R Articles
Shareholder Actions	Not Addressed	Any action required or permitted to be taken by the shareholders of the Company must be effective at a duly called Annual Meeting or at a special meeting of shareholders of the Company, unless such action requiring or permitting shareholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and these Articles of Incorporation have been satisfied.
Interested Directors	Not Addressed	No contract or transaction between the Company and any of its directors, or between the Company and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Company has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of Section 607.0832 of the FBCA are met.
Special Meetings of Shareholders	Not Addressed	Special meetings of the shareholders of the Company for any purpose(s) may be called at any time by a majority of the Board. Each special meeting shall be held at such date and time as is requested by Board or the shareholders meeting the requirements above, within the limits fixed by law.
Amendments	Not Addressed	The Company reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in the A&R Articles in the manner now or hereafter prescribed by applicable law and all rights conferred on shareholders herein granted subject to this reservation. The shareholders of the Company may not amend the A&R Articles without an act of the Directors.
Director Liability	Not Addressed	No director of the Company shall have personal liability to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer.

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	Provision of Prior Articles	Provision of A&R Articles
Director and Officer Indemnification	Not Addressed	The Company shall, to the fullest extent permitted by the FBCA and applicable Florida law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Company or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Company, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person was or is a director or officer of the Company or any direct or indirect wholly owned subsidiary of the Company, or was or is serving at the request of the Company as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.
Director and Officer Insurance	Not Addressed	The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or a direct or indirect wholly owned subsidiary of the Company, or was or is serving at the request of the Company, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.
Officers	Two officers were named: President and a Secretary & Treasurer.	The Company shall have power to appoint such officers and agents as the affairs of the Company shall requite and allow them suitable compensation.
Forum Selection	Not Addressed	Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) an action asserting a claim arising pursuant to any provision of the FBCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Florida, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

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Effect of Amending and Restating the Articles on Company

The material effects of adopting the A&R Articles are summarized in the table above. The A&R Articles can be further amended and restated at any time if the proper procedures are followed. Therefore, despite the Board and the Approving Stockholder believing that adopting the A&R Articles would benefit the company and its shareholders, such changes can be reevaluated, in whole or in part, at any time, and further amended, if in accordance with applicable law and the provisions of the A&R Articles and the company’s Bylaws.

Approving Vote of the Board of Directors and Consenting Stockholders

The Company’s Board of Directors has determined that the action to Amend the Articles is in the best interests of the Company. The Company has received the approving consent of the Approving Stockholder, who holds a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the A&R Articles. Accordingly, no additional vote of the Company’s stockholders is required to approve the A&R Articles.

Effective Date

The A&R Articles will become effective upon the later of acceptance of a filing of the A&R Articles with the Secretary of State of the State of Florida, or such later effective date, as specified by the company in the filing. In no event will the A&R Articles be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board of Directors reserves the right, notwithstanding the Approving Stockholder’s approval, and without any further action by any of the stockholders, to determine not to proceed with filing of the A&R Articles, or any one or more of its components, if, at any time prior to filing the amendment, our Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to do so.

ITEM 2 — INCREASE AUTHORIZED SHARES OF COMMON STOCK TO
FROM 100,000,000 TO 250,000,000

Summary

On March 25, 2022, our Board of Directors and the Approving Stockholder approved the increase in authorized shares of our Common Stock from 100,000,000 to 250,000,000 (the “Authorized Share Increase”). The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the later of acceptance of a filing of the A&R Articles with the Secretary of State of the State of Florida, or such later effective date, as specified by the company in such filing. In no event will the A&R Articles be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board of Directors reserves the right, notwithstanding the Approving Stockholder’s approval, and without any further action by any of the stockholders, to determine not to proceed with filing of the Authorized Share Increase, if, at any time prior to filing the amendment, our Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to do so.

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Our Board believes it is in the Company’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file the A&R Articles.

Effective Date

The Authorized Share Increase will become effective upon the later of acceptance of a filing of the A&R Articles with the Secretary of State of the State of Florida, or such later effective date, as specified by the company in the filing. In no event will the Authorized Share Increase be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board of Directors reserves the right, notwithstanding the Approving Stockholder’s approval, and without any further action by any of the stockholders, to determine not to proceed with the Authorized Share Increase, or any one or more of its components, if, at any time prior to filing the A&R Articles, our Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to do so.

ITEM 3 – AUTHORIZE THE CREATION OF PREFERRED STOCK

Summary

Our Prior Articles only provided for one class of stock, our Common Stock. The A&R Articles authorize our Board of Directors to issue up to 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of Preferred Stock from the shares of all other series and classes. The A&R Articles authorize and vest the power in the Board of Directors, at its sole discretion, to fix the powers, preferences, rights, qualifications, limitations and restrictions pertaining to any Preferred Stock, or any series thereof, including, but not limited to, the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c)	the amount payable upon shares of Preferred Stock in the event of voluntary or involuntary liquidation;
(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of Preferred Stock;
(e)	the terms and conditions on which shares of Preferred Stock may be converted, if the shares of any series are issued with the privilege of conversion;
(f)	voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

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(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Florida.

Reasons for Increasing Authorized Preferred Stock

The reason to create authorized Preferred Stock of the Company of 25,000,000 shares is not attributable to a specific or anticipated transaction or series of transactions. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in authorized Preferred Stock. The reason for the increase in the authorized number of Preferred Stock is to be able to use the additional Preferred Stock as a flexible tool to attract investors and/or companies to engage in mergers and acquisitions with the Company. The Board of Directors does not currently have any plans to designate or issue any class or series of Preferred Stock.

Effective Date

The authority to create Preferred Stock will become effective upon the later of acceptance of a filing of the A&R Articles with the Secretary of State of the State of Florida, or such later effective date, as specified by the Company in such filing. In no event will the authority to create Preferred Stock be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board of Directors reserves the right, notwithstanding the Approving Stockholder’s approval, and without any further action by any of the stockholders, to determine not to proceed with adding the Board of Directors’ authority to create Preferred Stock, if, at any time prior to filing the A&R Articles, our Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to authorize such powers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, March 25, 2022, below is information with respect to the securities holdings of (i) our named executive officers, (ii) our directors, (iii) our executive officers and directors as a group, and (iv) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than 5% of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares of Common Stock outstanding totaling 10,549,972 as of the Record Date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers and Directors:
Russell Heaton (2)	-		0.00%
All executive officers and directors as a group (7 persons)	5,210,591	(3)	7.53%

Other 5% Stockholders:
The Cannabis Depot Holding Corp. (4)	58,492,500		84.58%
500 Australian Avenue South, Suite 630 West Palm Beach, FL 33401

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address of each person is c/o Credex Corporation, 1881 General George Patton Drive, Suite 107, Franklin, TN 37067.

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(2)	Mr. Heaton ceased to be an executive officer and director on April 30, 2021. As of the Record Date, (i) the executive officers of the Company were as follows: Robin McVey, Chief Executive Officer; Lawrence Taube, Chief Financial Officer; and James Woodend, President; and (ii) the directors of the Company were as follows: Robin McVey, Lawrence Taube, James Woodend, Jennifer Woodend, Hayden Witt, Mark Nichols, and Todd Nichols. Effective April 12, 2022, Mr. Taube resigned as the Company’s Chief Financial Officer, and Michael McDonnell was appointed as the Company’s Chief Financial Officer.
(3)	Represents shares held by the Company’s executive officers and directors as of the Record Date: Robin McVey (500,000 shares, or 0.72% of the outstanding shares), Lawrence Taube (1,046,798, or 1.51% of the outstanding shares), James Woodend (2,093,596 shares, or 3.03% of the outstanding shares), Jennifer Woodend (697,865 shares, or 1.01% of the outstanding shares), Hayden Witt (872,332 shares, or 1.26% of the outstanding shares), Mark Nichols (0 shares), and Todd Nichols (0 shares). Subsequent to the Record Date, on April 12, 2022, Michael McDonnell was appointed Chief Financial Officer of the Company. Mr. McDonnell does not hold any shares of the Company’s Common Stock as of the date of this information statement.
(4)	Subsequent to the Record Date, on March 28, 2022, the board of directors of The Cannabis Depot Holding Corp. (“CDHC”) approved the distribution of the 58,492,500 shares of the Company’s Common Stock held by CDHC to CDHC’s shareholders, on a pro rata basis (the “Distribution”). Immediately prior to the Distribution, CDHC had in excess of 200 shareholders. As a result of the Distribution, the Company was no longer a company controlled by CDHC, and no single stockholder of CDHC became the beneficial owner of more than 4% of the Company’s Common Stock. Therefore, the Company is no longer a controlled company. Prior to the Distribution, the Company was a shell company, and following the Distribution, the Company continues to be a shell company. There was no change in the Company’s shell company status or the Company’s operations as a result of the Distribution.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Capital Stock

Our Certificate currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of the Record Date, there were 69,159,114 shares of Common Stock issued and outstanding, held by approximately 24 holders of record. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies.

Market for Our Shares of Common Stock

Our Common Stock currently is traded on the OTC Pink tier of the OTC Markets Group under the symbol “CRDX.” The market for our Common Stock is highly volatile. We cannot assure you that there will be a market in the future for our Common Stock. OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc., 14673 Midway Road, Suite #220, Addison, Texas 75001, and its phone number is (972) 612-4120.

Dividends

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our Board of Directors.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Credex Corporation, 1881 General George Patton Drive, Suite 107, Franklin, TN 37067, Attn: Corporate Secretary, or by calling the Company at (561) 651-4160.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Credex Corporation, 1881 General George Patton Drive, Suite 107, Franklin, TN 37067, Attn: Corporate Secretary, or by calling the Company at (561) 651-4160.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o Credex Corporation, 1881 General George Patton Drive, Suite 107, Franklin, TN 37067, Attn: Corporate Secretary, or by calling the Company at (561) 651-4160.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

Credex Corporation

/s/ Robin McVey
Robin McVey
June 21, 2022	Chief Executive Officer

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